Exhibit 99.1

NEWS RELEASE

Teradata Reports Better Than Expected 2017 Results

•	Better than expected fourth quarter revenue of $626 million, full-year revenue was $2.156 billion(1)

•	GAAP EPS for the fourth quarter included a $126 million net charge related to U.S. tax reform

•	Fourth quarter and full-year non-GAAP EPS(2) and cash flow(3) exceeded expectations

•	Teradata Board increases authorization for share repurchases $310 million to $500 million

ATLANTA - February 8, 2018 -- Teradata Corp. (NYSE: TDC) reported revenue of $626 million for the quarter ended December 31, 2017, the same as the $626 million reported in the fourth quarter of 2016. Full-year 2017 revenue was $2.156 billion, which exceeded the company’s guidance range.
Due to the recent enactment of The Tax Cuts and Jobs Act of 2017 (Tax Reform Act), Teradata reported a net loss under U.S. Generally Accepted Accounting Principles (GAAP) of $(74) million in the fourth quarter, or $(0.61) per share, which compared to net income of $58 million, or $0.44 per diluted share, in the fourth quarter of 2016. For the full-year, including the impact of the charge related to the Tax Reform Act, Teradata reported a net loss of $(67) million, or $(0.53) per share, which compared to $125 million, or $0.95 per diluted share in 2016.
Non-GAAP net income in the fourth quarter of 2017, excluding the tax-related charge, stock-based compensation expense, and the special items described in footnote #2, was $72 million, or $0.58 per diluted share. Fourth quarter 2016 non-GAAP net income was $92 million, or $0.70 per diluted share, which also excluded stock-based compensation expense, and special items.(2) Full-year 2017 non-GAAP net income was $173 million, or $1.35 per diluted share, compared to $338 million, or $2.57 per diluted share in 2016.(2) The decline in 2017 non-GAAP earnings per share for the fourth quarter and full-year was largely due to increased investments related to the company’s transformation initiatives as well as revenue from subscription-based transactions being recognized over time, versus upfront as was largely the case for Teradata’s transactions in 2016.
In addition, customers continued their preference for Teradata’s subscription and cloud offerings in the fourth quarter. During the full-year 2017, $255 million of equivalent value transactions occurred via Teradata’s subscription and cloud offerings, more than the high-end of the company’s expectations when it began the year.
" We are pleased to have delivered a strong fourth quarter, exceeding our guidance for revenue, EPS, and cash flow, while also driving increased utilization of our cloud offerings and subscription licenses,” said Vic Lund, President and Chief Executive Officer, Teradata. “Our success is grounded in the unrivaled combination of our outstanding technology and consulting, our skilled and talented people, and our winning strategy. I am very proud of the Teradata team for their terrific performance in the fourth quarter and look forward to a great year in 2018.”
Gross Margin
For fourth quarter 2017, gross margin was 48.9 percent, versus 50.3 percent for the fourth quarter 2016 and for the full-year, gross margin was 47.4 percent, versus 51.2 percent reported in 2016.
On a non-GAAP basis, excluding stock-based compensation expense and special items, gross margin for the fourth quarter 2017 was 51.8 percent, versus 53.7 percent in the fourth quarter of 2016.(2) For the full-year 2017, non-GAAP gross margin was 51.5 percent, versus 55.1 percent in 2016.(2) The decrease in non-GAAP gross margin for the quarter and full-year resulted from a higher mix of services revenue and lower services margin due to investments related to Teradata’s transformation.
Operating Income
Operating income was $59 million in the fourth quarter of 2017 compared to $98 million of operating income in the fourth quarter of 2016. Full-year GAAP operating income was $64 million in 2017, versus $232 million in 2016.
On a non-GAAP basis, excluding stock-based compensation expense and special items, operating income was $91 million in the fourth quarter of 2017, versus $131 million in the fourth quarter of 2016.(2) Full-year 2017 non-GAAP operating income was $246 million, versus $474 million in 2016.(2) The year-over-year decrease in non-GAAP operating income was due to investments related to Teradata’s transformation, and a higher mix of subscription-based transactions.
Income Taxes
The enactment of the Tax Reform Act resulted in a net tax charge of $126 million in the fourth quarter for GAAP reporting purposes. This charge is comprised of $145 million in tax expense related to the mandatory deemed repatriation of certain foreign earnings and profits, which the company intends to pay over an eight-year period beginning in 2018, offset by $19 million of tax benefit, a majority of which related to the re-measurement of net deferred tax liabilities arising from the new lower 21 percent corporate tax rate enacted in the legislation. As a result, Teradata’s reported GAAP tax rate, which includes the tax charge, was 229.8 percent for the fourth quarter and 215.5 percent for the full-year. Excluding this tax charge, Teradata’s non-GAAP tax rate was 19.1 percent in the fourth quarter 2017 versus 24.0 percent in the fourth quarter of 2016,(2) and the full-year 2017 non-GAAP tax rate was 27.9 percent as compared to 26.0 percent in 2016.(2) The increase in the non-GAAP effective tax rate was a result of the mix of foreign versus domestic taxable earnings and the resulting rate impact of discrete tax items period-over-period.
Teradata continues to analyze the effects of the Tax Reform Act on its future income tax rate, but currently estimates that its 2018 tax rate to be approximately 20 percent.
Cash Flow
Teradata generated $23 million of cash from operating activities in the fourth quarter of 2017, compared to $52 million in the same period in 2016. For the full-year 2017, Teradata generated $324 million of cash from operating activities, compared to $446 million in 2016.

In the fourth quarter of 2017, Teradata generated $2 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software), compared to $20 million in the fourth quarter of 2016.(3) For the full-year 2017, free cash flow was $237 million, compared to $328 million in 2016(3). The year-over-year decrease in cash from operating activities and free cash flow was mainly due to the company’s transition to subscription-based purchasing options as well as investments to support the company’s transformation.
Balance Sheet
Teradata ended the fourth quarter 2017 with $1.089 billion in cash, which was largely held outside the United States. During 2017, Teradata used $351 million of cash to repurchase approximately 11.5 million shares.
As of December 31, 2017, Teradata had total debt of approximately $780 million, consisting of $540 million outstanding under a term loan and $240 million in borrowings under its $400 million revolving credit facility.
Teradata plans to repatriate a majority of its offshore cash as a result of the enactment of Tax Reform Act. The company intends to use repatriated funds to pay down its revolving credit facility, repurchase shares and retain the remainder for general corporate purposes.
On February 5, 2018, Teradata's Board of Directors authorized an additional $310 million to be utilized to repurchase Teradata common stock under its open market share repurchase program. Teradata now has a total of approximately $500 million authorized for share repurchases under this share repurchase program. The stock is anticipated to be repurchased periodically on an ongoing basis in open market transactions at management’s discretion, in accordance with applicable securities rules regarding issuer repurchases. The increased share repurchase authorization is effective immediately and the program now expires on February 5, 2021.
Guidance
Revenue in 2018 is expected to be approximately $2.15 billion to $2.20 billion, but will be highly influenced by the extent and pace Teradata’s customers shift to subscription-based purchasing options. Revenue in the first quarter of 2018 is expected to be in the $490 million to $500 million range.
Full-year 2018 GAAP earnings per share is expected to be $0.67 to $0.77. On a non-GAAP basis, which excludes stock-based compensation expense and other special items, earnings per share is expected to be in the $1.50 to $1.60 range(2).
GAAP loss per share in the first quarter of 2018 is expected to be in the $(0.08) to $(0.05) range. Non-GAAP earnings per share in the first quarter is expected to be in the $0.13 to $0.16 range(2).
Earnings Conference Call
A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s fourth quarter and full-year 2017 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on the Investor Relations page of Teradata’s website.
1. The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s web site at investor.teradata.com, which is used to determine revenue on a constant currency (“CC”) basis.
Revenue Performance
(in millions)

	For the Three Months Ended December 31
	2017	2016	% Change as Reported	% Change in Constant Currency
Data and Analytics
Americas	$365	$397	(8)%	(8)%
International	261	229	14%	8%
Total Data and Analytics	$626	$626	0%	(2)%
Marketing Applications	—	—	NA	NA
Total Revenue	$626	$626	0%	(2)%

	For the Twelve Months Ended December 31
	2017	2016	% Change as Reported	% Change in Constant Currency
Data and Analytics
Americas	$1,195	$1,334	(10)%	(11)%
International	961	919	5%	5%
Total Data and Analytics	$2,156	$2,253	(4)%	(4)%
Marketing Application	—	69	(100)%	(100)%
Total Revenue	$2,156	$2,322	(7)%	(7)%

2.
Teradata report its results in accordance with GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items, sold businesses, (as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding the tax expense charge related to U.S. tax reform, stock-based compensation expense, special items and transactions such as sold businesses, including the Marketing Applications business which was sold on July 1, 2016, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release.

(in millions, except per share data)

	For the Three Months			For the Twelve Months
	Ended December 31			Ended December 31
Gross Margin:	2017	2016	%Chg as Rpt’d	2017	2016	%Chg as Rpt’d
GAAP Gross Profit	$306	$315	(3)%	$1,022	$1,188	(14)%
% of Revenue	48.9%	50.3%		47.4%	51.2%

Excluding:
Stock-based compensation expense	3	3		13	14
Amortization of acquisition-related intangible assets	—	—		—	2
Acquisition, integration and reorganization related costs	1	3		7	9
Capitalized Software ASC 985-20	14	15		68	62
Marketing Application gross profit	—	—		—	(34)

Non-GAAP Gross Profit*	$324	$336	(4)%	$1,110	$1,241	(11)%
% of Revenue	51.8%	53.7%		51.5%	55.1%

Operating Income:
GAAP Operating Income	$59	$98	(40)%	$64	$232	(72)%
% of Revenue	9.4%	15.7%		3.0%	10.0%
Excluding:
Stock-based compensation expense	17	12		68	61
Amortization of acquisition-related intangible assets	3	1		8	9
Acquisition, integration and reorganization related costs	(2)	15		38	71
Impairment of goodwill and other assets	—	—		—	80
Capitalized Software ASC 985-20	14	5		68	3
Marketing Applications operating loss *	—	—		—	18

Non-GAAP Operating Income	$91	$131	(31)%	$246	$474	(48)%
% of Revenue	14.5%	20.9%		11.4%	21.0%

Net (Loss)/Income:
GAAP Net (Loss)/Income	$(74)	$58	(228)%	$(67)	$125	(154)%
% of Revenue	(11.8)%	9.3%		(3.1)%	5.4%

Excluding:
Stock-based compensation expense	17	12		68	61
Amortization of acquisition-related intangible assets	3	1		8	9
Acquisition, integration and reorganization related costs	(2)	12		38	65
Impairment of goodwill and other assets	—	—		—	80
Capitalized Software ASC 985-20	14	5		68	3
Marketing Applications net loss *	—	—		—	18
Income tax adjustments**	114	4		58	(23)

Non-GAAP Net Income	$72	$92	(22)%	$173	$338	(49)%
% of Revenue	11.5%	14.7%		8.0%	15.0%

	Three Months Ended December 31		Twelve Months Ended December 31		Full-Year	Full-Year
Earnings Per Share:	2017	2016	2017	2016	2018 Q1 Guidance	2018 FY Guidance
GAAP Earnings/(Loss) Per Share	$(0.61)	$0.44	$(0.53)	$0.95	$(0.08) - $(0.05)	$0.67 - $0.77

Excluding:
Stock-based compensation expense	0.14	0.09	0.54	0.46	0.13	0.59
Amortization of acquisition-related intangible assets	0.02	0.01	0.06	0.07	0.01	0.05
Acquisition, integration and reorganization related costs	(0.02)	0.09	0.30	0.49	—	0.01
Impairment of goodwill and other assets	—	—	—	0.61	—	—
Capitalized Software ASC 985-20	0.12	0.04	0.54	0.02	0.12	0.39
Marketing Applications loss per share *	—	—	—	0.14	—	—
Income tax adjustments**	0.94	0.03	0.46	(0.17)	(0.05)	(0.21)
Impact of dilution***	(0.01)	—	(0.02)	—	—	—

Non-GAAP Diluted Earnings Per Share	$0.58	$0.70	$1.35	$2.57	$0.13 - $0.16	$1.50 - $1.60

*Represents the results of operations of Teradata’s Marketing Applications business, which is an adjustment to arrive at non-GAAP results due to sale of this business on July 1, 2016.

** Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Included in the income tax adjustments for fourth quarter of 2017 is an adjustment for $126 million for the enactment of The Tax Cuts and Jobs Act of 2017. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the company’s ongoing operations. As a result of these adjustments, the company’s non-GAAP effective tax rate for the fourth quarter of 2017 was 19.1% and 24.0% in the fourth quarter of 2016.

*** Represents the impact to earnings per share as a result of moving from basic to diluted shares.

3.
As described below, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

	For the Three Months Ended December 31 (in millions)		For the Twelve Months Ended December 31 (in millions)
	2017	2016	2017	2016

Cash provided by operating activities (GAAP)	$23	$52	$324	$446
Less capital expenditures for:
Expenditures for property and equipment	(19)	(21)	(78)	(53)
Additions to capitalized software	(2)	(11)	(9)	(65)
Total capital expenditures	(21)	(32)	(87)	(118)
Free Cash Flow (non-GAAP measure)	$2	$20	$237	$328

Note to Investors
This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business, including the increased pressure on price/performance for data analytics solutions and changes in customer’s buying patterns; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues, particularly the pace and extent to which customers shift from perpetual licenses to subscription-based licenses; failure to realize the anticipated benefits of our business transformation program, divestitures, senior management changes, or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad (including Brexit); the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality, security and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates and the impact of recent tax reform legislation; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; impact on our business and financial reporting from changes in accounting rules, including Topic ASC 606; continued efforts to establish and maintain best-in-class and secure internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Teradata
Teradata empowers companies to achieve high-impact business outcomes. Our focus on business solutions for analytics, coupled with our industry leading technology and architecture expertise, can unleash the potential of great companies. Visit teradata.com.
Get to know Teradata:

Teradata and the Teradata logo are trademarks or registered trademarks of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

INVESTOR CONTACT: Gregg Swearingen Teradata (937) 242-4600 gregg.swearingen@teradata.com	MEDIA CONTACT: Benjamin Hendricks Teradata (919) 522-2978 ben.hendricks@teradata.com

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended December 31
	Three Months			Twelve Months
	2017	2016	% Chg	2017	2016	% Chg
Revenue
Products and cloud	$243	$262	(7)%	$747	$923	(19)%
Services	383	364	5%	1,409	1,399	1%
Total revenue	626	626	0%	2,156	2,322	(7)%
Product and cloud gross profit	134	144		422	540
% of Revenue	55.1%	55.0%		56.5%	58.5%
Services gross profit	172	171		600	648
% of Revenue	44.9%	47.0%		42.6%	46.3%

Total gross profit	306	315		1,022	1,188
% of Revenue	48.9%	50.3%		47.4%	51.2%

Selling, general and administrative expenses	171	159		652	664
Research and development expenses	76	58		306	212
Impairment of goodwill and other assets	—	—		—	80

Income from operations	59	98		64	232
% of Revenue	9.4%	15.7%		3.0%	10.0%

Other expense, net	(2)	(7)		(6)	(11)

Income before income taxes	57	91		58	221
% of Revenue	9.1%	14.5%		2.7%	9.5%

Income tax expense	131	33		125	96
% Tax rate	229.8%	36.3%		215.5%	43.4%

Net (loss) income	$(74)	$58		$(67)	$125
% of Revenue	(11.8)%	9.3%		(3.1)%	5.4%

Net (loss) income per common share
Basic	$(0.61)	$0.45		$(0.53)	$0.96
Diluted	$(0.61)	$0.44		$(0.53)	$0.95

Weighted average common shares outstanding
Basic	121.1	130.1		125.8	129.7
Diluted	121.1	132.0		125.8	131.5

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	December 31, 2017	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$1,089	$1,025	$974
Accounts receivable, net	554	366	548
Inventories	30	45	34
Other current assets	77	72	65
Total current assets	1,750	1,508	1,621
Property and equipment, net	162	159	138
Capitalized software, net	121	136	187
Goodwill	399	398	390
Acquired intangible assets, net	23	23	11
Deferred income taxes	57	53	49
Other assets	44	30	17
Total assets	$2,556	$2,307	$2,413

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$60	$53	$30
Short-term borrowings	240	180	—
Accounts payable	74	106	103
Payroll and benefits liabilities	173	139	139
Deferred revenue	414	364	369
Other current liabilities	102	94	88
Total current liabilities	1,063	936	729
Long-term debt	478	493	538
Pension and other postemployment plan liabilities	109	107	96
Long-term deferred revenue	85	17	14
Deferred tax liabilities	4	12	33
Other liabilities	149	23	32
Total liabilities	1,888	1,588	1,442
Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,321	1,292	1,220
Accumulated deficit	(580)	(505)	(161)
Accumulated other comprehensive loss	(74)	(69)	(89)
Total stockholders' equity	668	719	971
Total liabilities and stockholders' equity	$2,556	$2,307	$2,413

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended December 31
	Three Months		Twelve Months
	2017	2016	2017	2016
Operating activities
Net (loss) income	$(74)	$58	$(67)	$125
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	35	31	138	128
Stock-based compensation expense	17	13	68	62
Deferred income taxes	(12)	6	(34)	(3)
Gain on investments	—	(2)	—	(2)
Impairment of goodwill, acquired intangibles and other assets	—	—	—	80
Changes in assets and liabilities:
Receivables	(188)	(122)	(6)	40
Inventories	14	10	3	14
Current payables and accrued expenses	12	25	12	11
Deferred revenue	117	8	115	1
Other assets and liabilities	102	25	95	(10)
Net cash provided by operating activities	23	52	324	446
Investing activities
Expenditures for property and equipment	(19)	(21)	(78)	(53)
Proceeds from sale of property and equipment	—	—	—	5
Additions to capitalized software	(2)	(11)	(9)	(65)
Proceeds from disposition of investments	—	2	—	2
Proceeds from sale of business	—	—	—	92
Business acquisitions and other investing activities	(3)	—	(21)	(16)
Net cash used in investing activities	(24)	(30)	(108)	(35)
Financing activities
Repurchases of common stock	—	(13)	(351)	(82)
Repayments of long-term borrowings	(7)	(8)	(30)	(30)
Proceeds from credit facility borrowings	240	—	420	—
Repayment of credit facility borrowings	(180)	—	(180)	(180)
Other financing activities, net	12	2	32	30
Net cash provided by (used in) financing activities	65	(19)	(109)	(262)
Effect of exchange rate changes on cash and cash equivalents	—	(17)	8	(14)
Increase (decrease) in cash and cash equivalents	64	(14)	115	135
Cash and cash equivalents at beginning of period	1,025	988	974	839
Cash and cash equivalents at end of period	$1,089	$974	$1,089	$974

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended December 31				For the Twelve Months Ended December 31
	2017	2016	% Change As Reported	% Change Constant Currency(2)	2017	2016	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas Data and Analytics	$365	$397	(8)%	(8)%	$1,195	$1,334	(10)%	(11)%
International Data and Analytics	261	229	14%	8%	961	919	5%	5%
Total Data and Analytics	626	626	0%	(2)%	2,156	2,253	(4)%	(4)%
Marketing Applications	—	—	NA	NA	—	69	(100)%	(100)%
Total revenue	626	626	0%	(2)%	2,156	2,322	(7)%	(7)%

Segment gross profit
Americas Data and Analytics	194	232			676	796
% of Revenue	53.2%	58.4%			56.6%	59.7%
International	130	104			434	445
% of Revenue	49.8%	45.4%			45.2%	48.4%
Total Data and Analytics gross profit	324	336			1,110	1,241
% of Revenue	51.8%	53.7%			51.5%	55.1%
Marketing Applications	—	—			—	34
% of Revenue	NA	NA			NA	49.3%
Total segment gross profit	324	336			1,110	1,275
% of Revenue	51.8%	53.7%			51.5%	54.9%

Reconciling items(1)	(18)	(21)			(88)	(87)
Total gross profit	$306	$315			$1,022	$1,188
% of Revenue	48.9%	50.3%			47.4%	51.2%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.

SCHEDULE E

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended December 31				For the Twelve Months Ended December 31
	2017	2016	% Change As Reported	% Change Constant Currency*	2017	2016	% Change As Reported	% Change Constant Currency*
Revenue
Recurring Revenue	$271	$250	8%	7%	$1,047	$978	7%	7%
% of total revenue	43%	40%			49%	42%
Perpetual software licenses and hardware	158	189	(16)%	(17)%	429	600	(29)%	(28)%
Consulting services	197	187	5%	2%	680	675	1%	0%
Marketing Applications	—	—	NA	NA	—	69	(100)%	(100)%
Total revenue	626	626	0%	(2)%	2,156	2,322	(7)%	(7)%

Revenue
Product and cloud	$243	$262	(7)%	(8)%	$747	$884	(15)%	(15)%
Services	383	364	5%	3%	1,409	1,369	3%	3%
Total Data and Analytics	626	626	0%	(2)%	2,156	2,253	(4)%	(4)%

Marketing Applications	—	—	NA	NA	—	69	(100)%	(100)%
Total revenue	$626	$626	0%	(2)%	$2,156	$2,322	(7)%	(7)%

*The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.